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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                                  $250,000,000

                           CITGO PETROLEUM CORPORATION

                            6% SENIOR NOTES DUE 2011

                               PURCHASE AGREEMENT

                                                                October 15, 2004

Lehman Brothers Inc.
BNP Paribas Securities Corp.
BNY Capital Markets, Inc.
Citigroup Global Markets Inc.
SG Americas Securities, LLC
WestLB AG, London Branch

c/o Lehman Brothers Inc.
745 Seventh Avenue, Third Floor
New York, New York 10019

Dear Sirs:

      CITGO Petroleum Corporation, a Delaware corporation (the "Company"), proposes, upon the terms and considerations set forth herein, to issue and sell to Lehman Brothers Inc. ("Lehman Brothers"), BNP Paribas Securities Corp., BNY Capital Markets, Inc., Citigroup Global Markets Inc., SG Americas Securities, LLC and WestLB AG, London Branch (collectively with Lehman Brothers, the "Initial Purchasers"), $250,000,000 aggregate principal amount of 6% Senior Notes due 2011 (the "Notes"). The Notes will have terms and provisions which are summarized in the Offering Memorandum (as defined below). The Notes are to be issued pursuant to an indenture (the "Indenture") to be dated as of October 22, 2004 (the "Closing Date"), between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"). The Company has commenced a tender offer (together with any amendments and extensions thereof, the "Tender Offer") to purchase all of its outstanding 11-3/8% Senior Notes Due 2011 (the "11-3/8% Notes") and a related solicitation of consents (together with

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any amendments and extensions thereof, the "Consent Solicitation") of the holders of the 11-3/8% Notes to certain amendments to the indenture (the "11-3/8% Note Indenture") dated as of February 27, 2003 between the Company and The Bank of New York, as trustee.

      In connection with the Tender Offer and Consent Solicitation, the Company has entered into a Dealer-Manger and Solicitation Agent Agreement dated as of October 8, 2004, between the Company and Lehman Brothers (the "Dealer-Manager Agreement"). In order to consummate the Tender Offer and Consent Solicitation, the Company has prepared and distributed to holders of the 11-3/8% Notes an Offer to Purchase and Consent Solicitation Statement dated as of October 8, 2004 (together with any other documents relating to the Tender Offer or Consent Solicitation, collectively referred to as, the "Tender Offer and Consent Solicitation Materials"). The amendments to the 11-3/8% Note Indenture will be effected pursuant to a supplemental indenture (the "First Supplemental Indenture") to be dated as of October 20, 2004, between the Company and The Bank of New York, as trustee. This Agreement, the Indenture, the First Supplemental Indenture, the Notes, the Exchange Notes (as defined below), the Private Exchange Notes (as defined below), the Registration Rights Agreement (as defined below) and the Tender Offer and Consent Solicitation Materials are referred to in this Agreement collectively as the "Operative Documents." All references herein to the Company's Subsidiaries, as defined below, will include all direct and indirect Subsidiaries of the Company.

      This is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

      1. Preliminary Offering Memorandum and Offering Memorandum. The Notes will be offered and sold to the Initial Purchasers without registration under the U.S. Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated October 8, 2004 (together with all documents incorporated by reference therein, the "Preliminary Offering Memorandum"), and an offering memorandum, dated October 15, 2004 (together with all documents incorporated by reference therein, the "Offering Memorandum"), setting forth information regarding the Company, the Indenture, the Notes, the Exchange Notes, the Private Exchange Notes and the Registration Rights Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

      It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) will bear the following legend (along with such other legends as required by the Indenture):

      "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED

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      INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE
      144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE),
      (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES."

      You have advised the Company that you will make offers (the "Exempt Resales") of the Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Act. Those persons specified in clauses
(i) and (ii) are referred to herein as the "Eligible Purchasers". You will offer the Notes to Eligible Purchasers initially at a price equal to 99.300% of the principal amount thereof. Such price may be changed at any time without notice.

      Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement in the form of Exhibit A hereto (the "Registration Rights Agreement"), between the Company and the Initial Purchasers, to be dated as of the Closing Date, for so long as such Notes constitute Transfer Restricted Securities (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the U.S. Securities and Exchange Commission (the "Commission") under the circumstances set forth therein (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's Notes (the "Exchange Notes") to be offered in exchange for the Notes (such offer to exchange being referred to as the "Exchange Offer") and
(ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Notes and to use their reasonable best efforts to cause such Registration Statements to be declared effective. The Company will also agree pursuant to the Registration Rights Agreement, under the circumstances set forth therein, to issue private exchange notes (the "Private Exchange Notes") in a private exchange offer (the "Private Exchange").

      2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Initial Purchasers that:

            (a) On the date of this Agreement, the Preliminary Offering Memorandum and the Offering Memorandum do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not

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apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum based upon written information furnished to the Company by any Initial Purchaser through Lehman Brothers specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(e) hereof. Except as disclosed in the Offering Memorandum, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

            (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

            (c) The entities listed on Schedule II hereto are the only Subsidiaries (as such term is defined in Rule 1-02(x) of Regulation S-X of the Commission), direct or indirect, of the Company.

            (d) Each Subsidiary of the Company has been duly incorporated or otherwise organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and conduct its business as described in the Offering Memorandum, except where the failure to be so duly incorporated or formed or to so exist in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other interests of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned, except as disclosed in the Offering Memorandum, free from liens, encumbrances and defects.

            (e) On the Closing Date, each of the Indenture and the 11-3/8% Note Indenture (as supplemented by the First Supplemental Indenture) will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"),

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and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

            (f) The Indenture has been duly authorized; the Notes have been duly authorized; and when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Notes will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Memorandum and the Indenture and such Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (g) The First Supplemental Indenture has been duly authorized and when the First Supplemental Indenture has been duly executed and delivered, such First Supplemental Indenture will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principals.

            (h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement or any of the other Operative Documents in connection with the issuance and sale of the Notes by the Company and the Tender Offer and Consent Solicitation, except (i) as may be required by the securities or Blue Sky laws of any state of the United States in connection with the sale of the Notes and (ii) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective.

            (i) The execution, delivery and performance of the Operative Documents, the issuance and sale of the Notes, the issuance of the Exchange Notes and the Private Exchange Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary, is subject, or (iii) the charter, bylaws or other similar organizational document of the Company or any such Subsidiary, except, in the case of clauses (i) and (ii), where any such breach, violation or default would not, individually or in the aggregate, materially impair the Company's ability to meet its obligations under the Notes, the Exchange Notes, the Private Exchange Notes or any of the other Operative Documents, or result in a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

            (j) This Agreement has been duly authorized, executed and delivered by the Company and the Registration Rights Agreement has been duly authorized by the Company and,

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on the Closing Date, will have been duly executed and delivered by the Company.

            (k) Except as disclosed in the Offering Memorandum, the Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Memorandum, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

            (l) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (m) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

            (n) The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (o) Except as disclosed in the Offering Memorandum, neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

            (p) Except as disclosed in the Offering Memorandum, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that could reasonably be expected to individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under any of the Operative Documents, or which are otherwise material in the context of the sale of the Notes, the Exchange Notes or the Private Exchange Notes; and no such actions, suits or proceedings are, to the Company's knowledge,

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threatened or contemplated.

            (q) The financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied, except as described in the notes thereto, on a consistent basis.

            (r) Except as disclosed in the Offering Memorandum, since the date of the latest audited financial statements included in the Offering Memorandum, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (s) The Company is subject to the reporting requirements of either
Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

            (t) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

            (u) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

            (v) Assuming the accuracy of the Initial Purchasers' representations set forth in Section 3, the offer and sale of the Notes by the Company to the Initial Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Act by reason of Section 4(2) thereof and Regulation S; and it is not necessary to qualify an indenture in respect of the Notes under the Trust Indenture Act, except as may be necessary for the Company's compliance with the Registration Rights Agreement.

            (w) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Act) the Notes or any security of the same class or series as the Notes or (ii) has offered or will offer or sell the Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act or (B) with respect to any Notes sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation
S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

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            (x) On the Closing Date, the Exchange Notes and the Private Exchange
Notes will have been duly authorized by the Company; and when the Exchange Notes and the Private Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer or the Private Exchange, as the case may be, and the Indenture, the Exchange Notes and the Private Exchange
Notes will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (y) When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and as to the indemnification provisions thereof, principles of public policy. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the statements relating thereto contained in the Offering Memorandum.

            (z) Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound.

            (aa) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes, the Exchange Notes or the Private Exchange Notes registered pursuant to any Registration Statement.

            (bb) Neither the Company nor any of its Subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

            (cc) Except as described in the Offering Memorandum, no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

            (dd) No form of general solicitation or general advertising (as defined in

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Regulation D under the Act) was used by the Company or any of its respective representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (ee) The sale of the Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

      3. Purchase of the Notes by the Initial Purchasers; Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.550% of the principal amount thereof, the principal amount of the Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company will not be obligated to deliver any of the Notes to be delivered hereunder except upon payment for all of the Notes to be purchased as provided herein. The Company and Lehman Brothers hereby acknowledge that pursuant to the Introducing Agent Agreement, to be entered into on or prior to the Closing Date (the "Introducing Agent Agreement"), by and between Lehman Brothers and Seton Securities Group, Inc. (the "Introducing Agent"), Lehman Brothers has agreed, in exchange for the referral of the Company to Lehman Brothers in February 2004, to pay to the Introducing Agent, the fees set forth in the Introducing Agent Agreement. The Company hereby consents to the payment of, and acknowledges, that the fees payable pursuant to the Introducing Agent Agreement will be paid following the consummation of the Tender Offer and Consent Solicitation and the issuance of the Notes in accordance with the terms of the Introducing Agent Agreement.

            (b) Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company that such Initial Purchaser (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and, with respect to Notes sold outside the United States to non-U.S. purchasers in reliance on Regulation S under the Act, will not engage

                                       9
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in any directed selling efforts, within the meaning of Rule 902 under the Act in connection with the offering of the Notes. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 99.300% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time thereafter without notice.

            (c) Each of the Initial Purchasers, severally and not jointly, represents, warrants and agrees with the Company that (i) it has not offered or sold and, prior to the date six months after the date of issuance of the Notes, will not offer or sell any of the Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the U.K. Public Offers of Securities Regulations of 1995 (as amended); (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and
(iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Notes in circumstances in which Section 21(1) of the FSMA would not apply to the Company.

            (d) Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(b) and 7(c) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consent to such reliance.

      4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes will be made at the office of Milbank, Tweed, Hadley & McCloy LLP at One Chase Manhattan Plaza, New York, New York 10005, at 9:00 A.M., New York City time, on the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

      The Notes will be delivered to the Initial Purchasers or the Trustee as custodian for The Depository Trust Company ("DTC") against payment by or on behalf of the Initial Purchasers of the purchase price therefore, by wire transfer in immediately available funds to such account or accounts as the Company shall specify to Lehman Brothers prior to the Closing Date, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the "Global Notes") and/or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A.M., New York City time, on the second Business Day preceding the Closing Date. The Notes to be delivered to the Initial Purchasers will be made available to the Initial Purchasers in New York City for inspection and

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packaging not later than 9:30 A.M., New York City time, on the Business Day preceding the Closing Date or as otherwise agreed upon between the Company and the Initial Purchasers.

      5. Agreements of the Company. The Company agrees with each Initial Purchaser as follows:

            (a) Until the earlier of (i) the consummation of the Exchange Offer,
(ii) the effective date of the Shelf Registration Statement, (iii) the date on which none of the Initial Purchasers or any of their respective affiliates holds any of the Notes as part of the initial distribution or (iv) the date upon which none Initial Purchasers or any of their respective affiliates continue to hold any Exchange Notes or Private Exchange Notes, the Company will furnish to the Initial Purchasers, without charge, such number of copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto as they may reasonably request.

            (b) The Company will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum without the prior consent of the Initial Purchasers, which consent will not be unreasonably withheld.

            (c) The Company consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company. The Company consents to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

            (d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs that in the judgment of the Company or in the reasonable opinion of counsel for the Initial Purchasers should be set forth in the Offering Memorandum so that the Offering Memorandum does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company will prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

            (e) The Company will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that (i) the Company shall in no event be required to continue in effect any such qualification for a period of more than 180 days after the Closing Date, (ii) the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state and (iii) the Company will not be required to subject itself to taxation (other than any nominal amount) in any such jurisdiction if not otherwise so subject.

            (f) For a period of 180 days from the date of the Offering Memorandum, the Company and each of its Subsidiaries agrees not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities issued or guaranteed by the Company and having a maturity more than one year from the Closing Date, except (i) in exchange for the Exchange Notes in connection with the Exchange Offer, (ii) in exchange for the Private Exchange Notes in connection with the Private Exchange, (iii) letter of credit reimbursement agreements issued by the Company in connection with the remarketing of outstanding industrial revenue bonds, (iv) notes issued to banks and other financial institutions participating in the Company's revolving credit agreements, (v) renewals, extensions, increases or refinancings of the Company's accounts receivable sale facility with one or more substantially similar accounts receivable financing facilities or (vi) with the prior consent of Lehman Brothers, which consent shall not be unreasonably withheld.

            (g) So long as any of the Notes are outstanding, the Company will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Company mailed to stockholders generally or filed with any stock exchange or regulatory body, other than such reports that are publicly available on the Commission's EDGAR system, and (ii) from time to time such other public information concerning the Company and its Subsidiaries as the Initial Purchasers may reasonably request.

            (h) If this Agreement terminates or is terminated after execution and delivery pursuant to any provisions hereof or if this Agreement is terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including reasonable fees and expenses of their counsel) reasonably incurred by them in connection herewith, but without any further obligation on the part of the Company for loss of profits or otherwise. Notwithstanding the foregoing, the Company shall not be required to reimburse the Initial Purchasers if this Agreement is terminated as a result of the conditions in Section 7(m) hereof not being satisfied.

            (i) The Company will apply the net proceeds from the sale of the Notes substantially in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds".

            (j) Except as stated in this Agreement and in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company nor any of its Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes. Except as permitted by the Act, neither the Company nor any of its Subsidiaries will distribute any offering material in connection with the Exempt Resales.

            (k) The Company will use its reasonable best efforts to permit the Notes to be designated Portal Market(SM) ("PORTAL") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in PORTAL and to permit the Notes to be eligible for clearance and settlement through DTC.

            (l) From and after the Closing Date, so long as any of the Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will furnish to holders of the Notes and prospective purchasers of Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Notes.

            (m) During the period of two years after the Closing Date or until such earlier time when all the Notes are registered under the Act, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Notes that constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

            (n) The Company and each of its Subsidiaries agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

            (o) In connection with the offering of the Notes, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Notes, to not, and to use its reasonable best efforts to cause its controlled affiliates not to, either alone or with one or more other persons, offer or sell the Notes in the United States (i) by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act or (ii) with respect to any such securities sold in reliance on Rule 903 under the Act, by means of any directed selling effort within the meaning of Rule 902 or otherwise in violation of the offering restriction requirements of Regulation S under the Act.

            (p) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers' obligations hereunder to purchase the Notes.

            (q) During the period of two years following the Closing Date, the Company will not be or become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

            (r) On the Closing Date, the Company will deliver to the Initial Purchasers secretary's certificates reasonably satisfactory to the Initial Purchasers which will include the following documents with respect to the
Company: (i) charter, (ii) by-laws, (iii) resolutions and (iv) certificates of good standing and/or qualification to do business as a foreign corporation in such jurisdiction as the Initial Purchasers, through counsel, may reasonably request.

            (s) On the Closing Date, the Company will cause the Initial Purchasers, to receive the Registration Rights Agreement executed and delivered by a duly authorized officer of the Company.

      6. Expenses. The Company agrees to pay all costs, expenses, fees and taxes incident to and in connection with the offering of the Notes, including (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum

(including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company's accountants and counsel but excluding legal fees and expenses of the Initial Purchasers' counsel incurred in connection therewith);
(ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of the Operative Documents, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but excluding legal fees and expenses of the Initial Purchasers' counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda); (iii) the issuance and delivery by the Company of the Notes and any transfer or similar taxes payable in connection therewith; (iv) the qualification of the Notes, the Exchange Notes and the Private Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers' counsel relating to such registration or qualification); (v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested by the Initial Purchasers for use in connection with the Exempt Resales; (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (vii) the application for quotation of the Notes in PORTAL; (viii) the approval of the Notes by DTC for "book-entry" transfer (including the fees and expenses of the Company's counsel); (ix) the obligations of the Trustee, any agent of the Trustee and counsel for the Trustee in connection with the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; (x) all reasonable expenses of the Initial Purchasers and the Company's officers and employees in connection with meeting prospective investors and any other "road show" expenses (including the costs of any airplanes); and (xi) the performance by the Company of its other obligations under this Agreement.

      7. Conditions to Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

            (a) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Dr. Hector Bivero, Vice President and General Counsel for the Company, to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

                  (ii) Each majority-owned Subsidiary of the Company has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, except for such Subsidiaries that are incorporated or formed in such jurisdiction where the failure to be so duly incorporated or formed or to so exist in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each majority-owned Subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each majority-owned Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each majority-owned Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects;

                  (iii) The Indenture and the First Supplemental Indenture have been duly authorized, executed and delivered by the Company; and the Notes have been duly authorized, executed, authenticated, issued and delivered and conform in all material respects to the description thereof contained in the Offering Memorandum.

                  (iv) No consent, approval, authorization or order of, or
            filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement or any of the other Operative Documents in connection with the issuance or sale of the Notes by the Company, the Tender Offer or the Consent Solicitation, except such as may be required under state securities laws and except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective;

                  (v) Except as disclosed in the Offering Memorandum, there are no pending actions, suits or proceedings against or affecting the Company, any of its majority-owned Subsidiaries or any of their respective properties that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the First Supplemental Indenture, this Agreement, the Registration Rights Agreement or any of the other Operative Documents, or which are otherwise material in the context of the sale of the Notes; and no such actions, suits or proceedings are overtly threatened or, to such counsel's knowledge, contemplated;

                  (vi) The execution, delivery and performance by the Company of the Indenture, the First Supplemental Indenture, this Agreement, the Registration Rights Agreement and the other Operative Documents, the issuance and sale of the Notes and compliance by the Company with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any majority-owned Subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such majority-owned Subsidiary is a party or by which the Company is bound or to which any of the properties of the Company or any such majority-owned Subsidiary, is subject, or (iii) the charter, bylaws or other similar organizational document of the Company or any such majority-owned Subsidiary, except, in the case of clauses (i) and
            (ii), where any such breach, violation or default would not, individually or in the aggregate, materially impair the Company's ability to meet its obligations under the Indenture, the First Supplemental Indenture, this Agreement, the Registration Rights Agreement, the Notes or any of the other Operative Documents or result in a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

                  (vii) Such counsel has no reason to believe that the Offering
            Memorandum, or any amendment or supplement thereto, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; the descriptions in the Offering Memorandum of statutes, legal and governmental proceedings and contracts and other documents fairly present in all material respects the information summarized therein; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Offering Memorandum;

                  (viii) This Agreement and the Registration Rights Agreement each have been duly authorized, executed and delivered by the Company;

                  (ix) The Exchange Notes and the Private Exchange Notes have been duly authorized by the Company;

                  (x) To such counsel's knowledge, neither the Company nor any of its majority-owned Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its majority-owned Subsidiaries is a party or by which the Company or any of its majority-owned Subsidiaries or their respective property is bound; and

                  (xi) To such counsel's knowledge, there are no contracts,
            agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement.

            (b) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Sidley Austin Brown & Wood LLP, special counsel for the Company, to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum;

                  (ii) The Indenture and the First Supplemental Indenture have been duly authorized, executed and delivered by the Company; the Notes have been duly authorized, executed, authenticated, issued and delivered and conform in all material respects to the description thereof contained in the Offering Memorandum; the Indenture, the First Supplemental Indenture and the Notes constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (iii) The Company is not and, after giving effect to the
            offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be an "investment company" as defined in the Investment Company Act of 1940;

                  (iv) Such counsel has no reason to believe that the Offering
            Memorandum, or any amendment or supplement thereto, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Offering Memorandum of statutes, legal and governmental proceedings and contracts and other documents fairly present in all material respects the information summarized therein; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Offering Memorandum;

                  (v) This Agreement and the Registration Rights Agreement each have been duly authorized, executed and delivered by the Company;

                  (vi) The Indenture and the 11-3/8% Note Indenture as
            supplemented by the First Supplemental Indenture conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder;

                  (vii) It is not necessary in connection with (i) the offer, sale and delivery of the Notes by the Company to the Initial Purchasers pursuant to this Agreement or (ii) the initial resales of the Notes by the Initial Purchasers in the manner contemplated hereby to register the Notes under the Act or to qualify an indenture in respect thereof under the Trust Indenture Act;

                  (viii) The Exchange Notes and the Private Exchange Notes have been duly authorized by the Company; and when the Exchange Notes and any Private Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer or any Private Exchange, as the case may be, and the Indenture, the Exchange Notes and any Private Exchange Notes will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                  (ix) The Registration Rights Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and as to the indemnification provisions thereof, principles of public policy.

            (c) The Initial Purchasers shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (d) At the time of execution of this Agreement, the Initial Purchasers shall have received from each of KPMG LLP and Deloitte & Touche LLP (collectively, the "Accountants") letters, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) in the case of the letter received from KPMG LLP, stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to initial purchasers in connection with registered public offerings.

            (e) With respect to the of KPMG LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "Initial Letter"), KPMG LLP shall have furnished to the Initial Purchasers a letter (the "Bring-Down Letter"), addressed to the Initial Purchasers and dated the Closing Date, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its Initial Letter and (iii) confirming in all material respects the conclusions and findings set forth in such Initial Letter.

            (f) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Offering Memorandum, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole except as set forth in or contemplated by the Offering Memorandum or as described in such certificate.

            (g) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            (h) The Notes shall have been designated for trading on PORTAL.

            (i) The Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received executed copies thereof, duly executed by the Company.

            (j) The Company and the Trustee shall have executed the Indenture and the Company and The Bank of New York shall have executed the First Supplemental Indenture; and the Initial Purchasers shall have received executed copies thereof.

            (k) There shall exist at and as of the Closing Date no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under any Operative Document as in effect at the Closing Date.

            (l) (i) Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) or that would, individually or in the aggregate, result in a Material Adverse Effect and (ii) since such date, there has not been any material decrease in the capital stock or material increase in the long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, stockholder's equity, results of operations or business of the Company or any of its Subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum.

            (m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, has been suspended or minimum prices have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction (it being understood that the expected delisting of the Company's 7-7/8% Senior Notes due 2006 from the New York Stock Exchange solely as a result of the Company's failure to meet the requirements of Section 301 of the Sarbanes-Oxley Act of 2002 shall not be deemed a breach of this condition); (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a banking moratorium has been declared by Federal or state authorities; (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Initial Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes; or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date or that, in the judgment of the Initial Purchasers, would materially and adversely affect the financial markets or the markets for the Notes and other debt securities.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

      8. Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (B) in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company will not be liable under this clause
(iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and will reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (I) the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein and (II) with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, the Preliminary Offering Memorandum, the foregoing indemnity agreement with respect to the Preliminary Offering Memorandum shall not inure to the benefit of an Initial Purchaser (or its directors, officers and employees and each person, if any, which controls such Initial Purchaser within the meaning of the Act) from whom the person asserting any such losses, claims, damages or liabilities purchased Notes in the initial resale of the Notes if (A) other than as a result of noncompliance by the Company with Section 5(a) hereof, a copy of the Offering Memorandum was not sent or given by or on behalf of such Initial Purchaser to such person at or prior to the written confirmation of the sale of the Notes to such person and (B) the Offering Memorandum would have cured the defect giving rise to such losses, claims, damages or liabilities. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

            (b) Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Company and its directors, officers and employees and each person, if any, who controls the Company within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or such director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein, and will reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party will not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action is brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers will have the right to employ counsel to represent jointly the Initial Purchasers and those Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 8 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel will be paid by the Company. No indemnifying party will (i) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in this Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering will be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault will be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this
Section 8 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 will be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser will be required to contribute any amount in excess of the amount by which the total discounts and commissions received by it exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective obligations and not joint.

            (e) The Initial Purchasers severally confirm and the Company acknowledges that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the third, seventh, eighth, thirteenth and fourteenth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

      9. Defaulting Initial Purchasers.

            If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers will be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions that the number of Notes set forth opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of Notes set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the remaining non-defaulting Initial Purchasers will not be obligated to purchase any of the Notes on the Closing Date if the total number of Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the total amount of Notes to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchasers will not be obligated to purchase more than 110% of the amount of Notes that it agreed to purchase on the Closing Date pursuant to the terms of
Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other initial purchasers satisfactory to the Initial Purchasers who so agree, will have the right, but will not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Closing Date. If the remaining Initial Purchasers or other initial purchasers satisfactory to the Initial Purchasers do not elect to purchase the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchasers or the Company or any of its Subsidiaries, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11 hereof.

            Nothing contained herein will relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, the Company may postpone the Closing Date for up to seven full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

      10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 7(g), (l) or (m) has occurred or if the Initial Purchasers decline to purchase the Notes for any reason permitted under this Agreement.

      11. Reimbursement of Initial Purchasers' Expenses. If the Company fails to tender the Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company or any of its Subsidiaries is not fulfilled, the Company will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company will pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company will not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

      12. Notices, etc. All statements, requests, notices and agreements hereunder will be in writing, and:

            (a) if to any Initial Purchaser, will be delivered or sent by hand or overnight delivery, mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: (212) 526-0943), with a copy to Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, Attention: Arnold B. Peinado, III (Fax: (212) 822-5546), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022; and

            (b) if to the Company, will be delivered or sent by hand or overnight delivery, mail or facsimile transmission to 1293 Eldridge Parkway, Houston, Texas 77077, Attention: General Counsel (Fax: (832) 486-5501), with a copy to Sidley Austin Brown & Wood LLP, 10 South Dearborn Street, Chicago, Illinois 60603, Attention: Richard W. Astle (Fax: (312) 853-7036);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) will be delivered or sent by hand or overnight delivery, mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers, which address will be supplied to any other party hereto by Lehman Brothers upon request. Any such statements, requests, notices or agreements will take effect at the time of receipt thereof. The Company will be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers.

      13. Persons Entitled to Benefit of Agreement. This Agreement will inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the

Company contained in this Agreement will also be deemed to be for the benefit of the person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Act and (ii) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement will be deemed to be for the benefit of directors of the Company, officers of the Company and any person controlling the Company within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or will be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of any of them, respectively, pursuant to this Agreement, will survive the delivery of and payment for the Notes and will remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

      15. Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

      16. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts will each be deemed to be an original but all such counterparts will together constitute one and the same instrument.

      18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            [The remainder of this page is intentionally left blank.]

      If the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                           Very truly yours,

                                           CITGO PETROLEUM CORPORATION

                                           By: /s/ Philip J. Reedy
                                               -------------------------
                                           Name: Philip J. Reedy
                                           Title: Treasurer

Accepted:

LEHMAN BROTHERS INC.
BNP PARIBAS SECURITIES CORP.
BNY CAPITAL MARKETS, INC.
CITIGROUP GLOBAL MARKETS INC.
SG AMERICAS SECURITIES, LLC
WESTLB AG, LONDON BRANCH

By LEHMAN BROTHERS INC.
      AS AUTHORIZED REPRESENTATIVE

By:  _____________________
Name:
Title:

                                                                      SCHEDULE I

                                        PRINCIPAL AMOUNT OF
                                             NOTES TO BE
         INITIAL PURCHASERS                  PURCHASED
         ------------------                  ---------
Lehman Brothers Inc. ..............         $207,140,000

BNP Paribas Securities Corp. ......         $  8,572,000

BNY Capital Markets, Inc. .........         $  8,572,000

Citigroup Global Markets Inc. .....         $  8,572,000

SG Americas Securities, LLC .......         $  8,572,000

WestLB AG, London Branch ..........         $  8,572,000

   Total ..........................         $250,000,000
                                            ============

                                                                     SCHEDULE II

                              LIST OF SUBSIDIARIES

                                                                       EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT